   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 11, 2002

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                   TRANSCONTINENTAL GAS PIPE LINE CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                             4922                            74-1079400
   (State or other jurisdiction       (Primary Standard Industrial             (I.R.S. Employer
of Incorporation or organization)     Classification Code Number)            Identification No.)

                            2800 POST OAK BOULEVARD
                              HOUSTON, TEXAS 77056
                                 (713) 215-2000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                              RICHARD CARSON, ESQ.
                                SENIOR ATTORNEY
                          THE WILLIAMS COMPANIES, INC.
                              ONE WILLIAMS CENTER
                             TULSA, OKLAHOMA 74172
                                 (918) 573-2000
(Name, address, including zip code, and telephone number, including area code of agent for service)
                             ---------------------
                                    COPY TO:

                               WILLIAM MARK YOUNG
                             ANDREWS & KURTH L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable following the effectiveness of this registration statement.
                             ---------------------
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF              AMOUNT TO BE        OFFERING PRICE         AGGREGATE            AMOUNT OF
      SECURITIES TO BE REGISTERED            REGISTERED           PER SHARE          OFFERING PRICE    REGISTRATION FEE(1)
---------------------------------------------------------------------------------------------------------------------------
8 7/8% Notes Due 2012..................     $325,000,000             100%             $325,000,000           $29,900
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

(1) Determined in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended.
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL THESE SECURITIES AND IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

        THE INFORMATION IN THIS PROSPECTUS WILL BE AMENDED OR COMPLETED;

                            DATED DECEMBER 11, 2002

PROSPECTUS

                              EXCHANGE OFFER FOR:
               ALL 8 7/8% SERIES A SENIOR NOTES DUE JULY 15, 2012
               FOR 8 7/8% SERIES B SENIOR NOTES DUE JULY 15, 2012
                                       OF

                   TRANSCONTINENTAL GAS PIPE LINE CORPORATION
                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
          NEW YORK CITY TIME, ON             , 2003, UNLESS EXTENDED.

Terms of the exchange offer:

     - We are offering a total of $325 million of our 8 7/8% Series B Senior Notes due July 15, 2012 for an equal amount of our outstanding 8 7/8% Series A Senior Notes due July 15, 2012.

     - We will exchange new notes for all outstanding old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

     - You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

     - The exchange of old notes for new notes will not be a taxable transaction for U.S. federal income tax purposes; but you should see the discussion under the caption "Material United States Federal Income Tax Considerations" on page 29 for more information.

     - We will not receive any cash proceeds from the exchange offer.

     - The terms of the new notes are substantially identical to those of the outstanding old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

     - The exchange offer is the initial offering of the new notes.

     - There is no established trading market for the new notes or the old notes.

     - We do not intend to apply for listing of the new notes on any national securities exchange or for quotation through The Nasdaq National Market.

                             ---------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR A DISCUSSION OF RISKS YOU SHOULD CONSIDER.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                The date of this prospectus is           , 2002

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED, OR INCORPORATED BY REFERENCE, IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THE NEW NOTES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THIS PROSPECTUS OR THAT ANY INFORMATION WE HAVE INCORPORATED BY REFERENCE IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE.

                             ---------------------

                               TABLE OF CONTENTS

Where You Can Find Information..............................    i
Forward Looking Statements..................................   ii
Prospectus Summary..........................................    1
Risk Factors................................................    7
Use of Proceeds.............................................    9
Capitalization..............................................    9
Ratios of Earnings to Fixed Charges.........................    9
Selected Financial and Operating Data.......................   10
The Exchange Offer..........................................   11
Description of Notes........................................   20
Exchange Offer; Registration Rights.........................   27
Material United States Federal Income Tax Considerations....   29
Certain ERISA Considerations................................   32
Plan of Distribution........................................   34
Legal Matters...............................................   34
Experts.....................................................   34

                             ---------------------

                         WHERE YOU CAN FIND INFORMATION

     We file annual, quarterly and special reports and other information with the SEC. You may read and copy any material on file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Our filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

     We are incorporating by reference information which we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 prior to the completion of this offering. We also incorporate by reference any future filings made with the SEC under the Exchange Act subsequent to the date of the initial registration statement and prior to the effectiveness of the registration statement.

     - our Annual Report on Form 10-K for the year ended December 31, 2001, and

     - our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002, and September 30, 2002, and

     - our Current Report on Form 8-K filed with the SEC on December 11, 2002.

     You can get a free copy of any of the documents incorporated by reference by making an oral or written request directed to:

     Transcontinental Gas Pipe Line Corporation
     2800 Post Oak Boulevard
     P.O. Box 1396
     Houston, Texas 77251
     Attention: General Counsel
     Telephone (713) 215-2000

                           FORWARD LOOKING STATEMENTS

     Matters discussed in this prospectus or incorporated by reference herein, excluding historical information, include forward-looking statements -- statements that discuss our expected future results based on current and pending business operations. We make these forwarding-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

     Forward-looking statements can be identified by words such as "anticipates," "believes," "expects," "planned," "scheduled" or similar expressions. Although we believe these forward-looking statements are based on reasonable assumptions, statements made regarding future results are subject to numerous assumptions, uncertainties and risks that may cause future results to be materially different from the results stated or implied in this document.

     The following are important factors that could cause actual results to differ materially from any results projected, forecasted, estimated or budgeted:

     - changes in general economic conditions in the United States and changes in the industries in which we conduct business;

     - changes in federal or state laws and regulations to which we are subject, including tax, environmental and employment laws and regulations;

     - the cost and effects of legal and administrative claims and proceedings against us or our subsidiaries;

     - conditions of the capital markets we utilize to access capital to finance operations;

     - the ability to raise capital in a cost-effective way;

     - the effect of changes in accounting policies;

     - the ability to manage rapid growth;

     - the ability to control costs;

     - the ability to successfully implement key systems, such as service delivery systems;

     - the impact of future federal and state regulations of business activities, including allowed rates of return, the pace of deregulation in retail natural gas and electricity markets, and the resolution of other regulatory matters discussed herein;

     - our ability to develop expanded markets and product offerings as well as our ability to maintain existing markets;

     - our ability and the ability of our subsidiaries to obtain governmental and regulatory approval of various expansion projects;

     - future utilization of pipeline capacity, which can depend on energy prices, competition from other pipelines and alternative fuels, the general level of natural gas and petroleum product demand, decisions by customers not to renew expiring natural gas transportation contracts, and weather conditions; and

     - global and domestic economic repercussions from terrorist activities and the government's response thereto.

                               PROSPECTUS SUMMARY

     The following summary highlights selected information from the prospectus and may not contain all of the information that is important to you. This prospectus includes specific terms of the new notes, as well as information regarding our business and detailed financial data. We encourage you to read this entire prospectus carefully, including the discussion of risks and uncertainties affecting our business included under the caption "Risk Factors," and the documents to which we refer you. In this prospectus, references to "we," "us" and "our" refer to Transcontinental Gas Pipe Line Corporation, unless the context indicates that "we," "us" and "our" refers to Transcontinental Gas Pipe Line Corporation, together with its consolidated subsidiaries.

                   TRANSCONTINENTAL GAS PIPE LINE CORPORATION

     We are an interstate natural gas transmission company that owns a natural gas pipeline system extending from Texas, Louisiana, Mississippi and the Gulf of Mexico through the states of Alabama, Georgia, South Carolina, North Carolina, Virginia, Maryland, Pennsylvania and New Jersey to the New York City metropolitan area. We also hold minority interests in Cardinal Pipeline Company, LLC, which owns an intrastate natural gas pipeline located in North Carolina, and Pine Needle LNG Company, LLC, which owns an interstate LNG storage facility in North Carolina. Our principal business is the transportation of natural gas.

     We are a wholly-owned subsidiary of Williams Gas Pipeline Company, LLC. Williams Gas Pipeline Company, LLC is a wholly-owned subsidiary of The Williams Companies, Inc. We were incorporated in Delaware in 1948 and our principal executive offices are located at the Williams Tower, 2800 Post Oak Boulevard, Houston, Texas 77056 (telephone: (713) 215-2000).

                              RECENT DEVELOPMENTS

     On November 15, 2002, our parent, Williams Gas Pipeline Company, LLC, repaid an intercompany loan with us in the amount of $200 million. On the same date, we paid a cash dividend in the amount of $200 million to Williams Gas Pipeline Company, LLC.

     On November 22, 2002, Moody's Investor Service reduced our credit rating on our senior unsecured debt from Ba2 to B3.

                               THE EXCHANGE OFFER

Old Notes.....................   8 7/8% Series A Senior Notes due July 15, 2012,
                                 which were issued on July 3, 2002.

New Notes.....................   8 7/8% Series B Senior Notes due July 15, 2012.
                                 The terms of the new notes are substantially identical to those terms of the outstanding old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

Exchange Offer................   We are offering to exchange up to $325 million
                                 principal amount of our 8 7/8% Series B Senior
                                 Notes due July 15, 2012 which have been
                                 registered under the Securities Act for an equal amount of our outstanding 8 7/8% Series A
                                 Senior Notes due July 15, 2012, to satisfy our obligations under the registration rights agreement that we entered into when the old notes were sold in transactions exempt from registration under the Securities Act.

Expiration Date; Tenders......   The exchange offer will expire at 5:00 p.m.,
                                 New York City time, on           , 2003, unless
                                 extended. By tendering your old notes, you represent to us that:

                                 - you are not our "affiliate" as defined in
                                   Rule 405 under the Securities Act;

                                 - any new notes you receive in the exchange
                                   offer are being acquired by you in the
                                   ordinary course of your business;

                                 - at the time of commencement of the exchange
                                   offer, neither you nor, to your knowledge, anyone receiving new notes from you, has any arrangement or understanding with any person to participate in the distribution of the new notes, as defined in the Securities Act, in violation of the Securities Act;

                                 - if you are not a participating broker-dealer,
                                   you are not engaged in, and do not intend to engage in, the distribution of the new notes, as defined in the Securities Act; and

                                 - if you are a broker-dealer, you will receive
                                   the new notes for your own account in
                                   exchange for old notes that were acquired by you as a result of your market-making or other trading activities and that you will deliver a prospectus in connection with any resale of the new notes you receive. For further information regarding resales of the new notes by participating broker-dealers, see the discussion below under the caption "Plan of Distribution."

Withdrawal; Non-Acceptance....   You may withdraw any old notes tendered in the
                                 exchange offer at any time prior to 5:00 p.m.,
                                 New York City time, on           , 2003. If we
                                 decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent's account at The
                                 Depository Trust Company, any withdrawn or unaccepted old notes will be credited to the tendering holder's account at The Depository
                                 Trust Company. For further information
                                 regarding the withdrawal of tendered old notes, see "The Exchange Offer -- Terms of the
                                 Exchange Offer; Period for Tendering Old Notes" and "-- Withdrawal Rights."

Conditions to the Exchange
Offer.........................   The exchange offer is subject to customary
                                 conditions, which we may waive. See the
                                 discussion below under the caption "The
                                 Exchange Offer -- Conditions to the Exchange
                                 Offer" for more information regarding the conditions to the exchange offer.

Procedures for Tendering Old
Notes.........................   Unless you comply with the procedures described
                                 below under the caption "The Exchange
                                 Offer -- Guaranteed Delivery Procedures," you must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:

                                 - tender your old notes by sending the
                                   certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to Wells Fargo Bank, N.A., as exchange agent, at one of the addresses listed below under the caption "The Exchange Offer -- Exchange Agent"; or

                                 - tender your old notes by using the book-entry
                                   transfer procedures described below and
                                   transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, Wells Fargo Bank, N.A., as exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent's account at The Depository Trust Company prior to the expiration of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent's message, see the discussion below under the caption "The Exchange Offer -- Procedures for Tendering Old Notes" and "-- Book Entry Transfer."

Guaranteed Delivery
Procedures....................   If you are a registered holder of the old notes
                                 and wish to tender your old notes in the exchange offer, but

                                 - the old notes are not immediately available,

                                 - time will not permit your old notes or other
                                   required documents to reach the exchange agent before the expiration of the exchange offer, or

                                 - the procedure for book-entry transfer cannot
                                   be completed prior to the expiration of the exchange offer,

                                 then you may tender old notes by following the procedures described below under the caption "The Exchange Offer -- Guaranteed Delivery Procedures."

Special Procedures for
Beneficial Owners.............   If you are a beneficial owner whose old notes
                                 are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender on your behalf.

                                 If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name the old notes are registered.

United States Federal Income
Tax Considerations............   The exchange of old notes for new notes in the
                                 exchange offer will not be a taxable
                                 transaction for United States federal income tax purposes. See the discussion below under the caption "Material United States Federal
                                 Income Tax Considerations" for
                                 more information regarding the tax consequences to you of the exchange offer.

Use of Proceeds...............   We will not receive any cash proceeds from the
                                 exchange offer.

Exchange Agent................   Wells Fargo Bank, N.A. is the exchange agent
                                 for the exchange offer. You can find the addresses and telephone number of the exchange agent below under the caption "The Exchange
                                 Offer -- Exchange Agent."

Resales.......................   Based on interpretations by the staff of the
                                 SEC, as set forth in no-action letters issued to third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act so long as:

                                 - you are not our "affiliate," as defined in
                                   Rule 405 under the Securities Act;

                                 - you are acquiring the new notes in the
                                   exchange offer in the ordinary course of your business; and

                                 - you do not have an arrangement or
                                   understanding with any person to participate in the distribution, as defined in the Securities Act of the new notes, you will receive in the exchange offer.

                                 You must represent that you meet the above three requirements if you wish to exchange old notes for new notes in the exchange offer.

                                 If you are our "affiliate" or are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the new notes:

                                 - you cannot rely on the applicable
                                   interpretations of the staff of the SEC;

                                 - you will not be permitted or entitled to
                                   tender the old notes in the exchange offer;
                                   and

                                 - you must comply with the registration and
                                   prospectus delivery requirements of the
                                   Securities Act in connection with any resale transaction.

                                 A broker-dealer that receives new notes for its own account in the exchange offer for old notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell, resale or other transfer of the new notes issued in the exchange offer, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the new notes. Furthermore, any broker-dealer that acquired any of its old notes directly from us:

                                 - cannot rely on the applicable interpretations
                                   of the staff of the SEC; and

                                 - will not be permitted or entitled to tender
                                   the old notes in the exchange offer;

                                 - must comply with the registration and
                                   prospectus delivery requirements of the
                                   Securities Act in connection with any resale transaction.

                                 Please read "The Exchange Offer -- Consequences of Exchanging or Failing to Exchange Old Notes."

                    CONSEQUENCES OF NOT EXCHANGING OLD NOTES

     If you do not exchange your old notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer described in the legend on the certificate for your old notes. In general, you may offer or sell your old notes only:

     - if they are registered under the Securities Act and applicable state securities laws;

     - if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

     - if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

     We do not currently intend to register the old notes under the Securities Act. Under some circumstances, however, holders of the old notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell new notes received in the exchange offer, may require us to file, and cause to become effective, a shelf registration statement covering resales of old notes by these holders. For more information regarding the consequences of not tendering your old notes and our obligation to file a shelf registration statement, see "The Exchange Offer -- Consequences of Exchanging or Failing to Exchange Old Notes" and "Exchange Offer; Registration Rights."

                      SUMMARY DESCRIPTION OF THE NEW NOTES

     The terms of the new notes and those of the outstanding old notes are substantially identical, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes. In addition, if

     - we do not file a registration statement on or prior to September 16, 2002,

     - this registration statement is not declared effective on or prior to October 31, 2002 or the exchange offer is not completed within 60 days after the registration statement is declared effective,

     - the exchange offer is not consummated by December 30, 2002,

     - we are obligated to file a shelf registration statement and we fail to do so prior to the 75th day after the obligation arises or the shelf registration statement is not declared effective prior to the 60th day after the date of filing, or

     - if the shelf registration statement ceases to be effective or usable,

we agree to pay liquidated damages in an amount equal to 0.25% per annum of the principal amount of old notes for the first 90-day period immediately following a default, increasing to 0.50% per annum thereafter.

     We did not file this registration statement on or prior to September 16, 2002, nor was it declared effective on or prior to October 31, 2002. Therefore, liquidated damages have been accruing since

September 17, 2002. The liquidated damages will cease to accrue as of the date of this prospectus. However, since the exchange offer will not be consummated by December 30, 2002, liquidated damages will begin to accrue from December 31, 2002 until such time as the exchange offer is consummated.

Issuer........................   Transcontinental Gas Pipe Line Corporation

Securities Offered............   $325 million aggregate principal amount of
                                 8 7/8% Series B Senior Notes due 2012. The notes will mature on July 15, 2012.

Interest......................   Interest on the new notes will accrue at the
                                 rate of 8 7/8% per annum and will be payable semiannually on January 15 and July 15 of each year, commencing on January 15, 2003.

Ranking.......................   The new notes will be our unsecured and
                                 unsubordinated obligations and will rank equally with our other existing and future unsecured and unsubordinated indebtedness.

Sinking Fund..................   None.

Optional Redemption...........   We may redeem some or all of the notes at any
                                 time at the "make-whole" price, plus accrued and unpaid interest, if any, to the redemption date. See the discussion below under the caption "Description of Notes -- Terms and
                                 Conditions of the Notes -- Optional Redemption" for more information.

Covenants.....................   The terms of the new notes will restrict our
                                 ability to:

                                 - incur liens on our property;

                                 - enter into any sale and lease-back
                                   transactions; and

                                 - consolidate or merge or sell assets.

                                 These limitations are subject to a number of important qualifications and exceptions which are described in "Description of Notes -- Terms and Conditions of the Notes -- Covenants."

Events of Default.............   If there is an event of default on the notes,
                                 the principle amount of the notes plus accrued interest, if any, may be declared immediately due and payable in specified circumstances. See
                                 "Description of Notes -- Terms and Conditions of the Notes -- Events of Default."

                                  RISK FACTORS

     You should carefully consider all of the information contained in this prospectus before deciding to tender your old notes in the exchange offer. In particular, you should carefully review the specific factors described below under the caption "Risk Factors," which contain important information about us and the risks that may affect our business.

                                  RISK FACTORS

     You should consider carefully the following factors, as well as the other information set forth or incorporated by reference in the prospectus (including the risks and other disclosure that are presented in our Annual Report on Form 10-K for the year ended December 31, 2001), before tendering your old notes in the exchange offer. When we use the term "notes" in this prospectus, the term includes the old notes and the new notes.

HOLDERS WHO FAIL TO EXCHANGE THEIR OLD NOTES WILL CONTINUE TO BE SUBJECT TO RESTRICTIONS ON TRANSFER.

     If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on the certificates for your old notes. The restrictions on transfer of your old notes arise because we issued the old notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or are offered and sold under an exemption from these requirements. We do not plan to register any sale of the old notes under the Securities Act unless required to do so under the Registration Rights Agreement. For further information regarding the consequences of tendering your old notes in the exchange offer, see the discussions below under the captions "The Exchange Offer -- Consequences of Exchanging or Failing to Exchange Old Notes" and "Material United States Federal Income Tax Considerations."

     We believe that new notes issued in exchange for old notes pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by you without registering the new notes under the Securities Act or delivering a prospectus so long as you (1) are not one of our "affiliates," which is defined in Rule 405 of the Securities Act; (2) acquire the new notes in the ordinary course of your business and, (3) unless you are a broker dealer, you do not have any arrangement or understanding with any person to participate in the distribution of the new notes. Our belief is based on interpretations by the SEC's staff in no-action letters issued to third parties. Please note that the SEC has not considered our exchange offer in the context of a no-action letter, and the SEC's staff may not make a similar determination with respect to our exchange offer.

     Unless you are a broker-dealer, you must acknowledge that you are not engaged in, and do not intend to engage in, a distribution of the new notes and that you have no arrangement or understanding to participate in a distribution of the new notes. If you are one of our affiliates, or you are engaged in, intend to engage in or have any arrangement or understanding with respect to, the distribution of new notes acquired in the exchange offer, you (1) should not rely on our interpretations of the position of the SEC's staff, (2) will not be permitted or entitled to tender the old notes in the exchange offer and (3) must comply with the registration and prospectus delivery requirement of the Securities Act in connection with any resale transaction.

     If you are a broker-dealer and receive new notes for your own account pursuant to the exchange offer, you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act. If you are a broker-dealer, you may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of new notes received in exchange for old notes acquired by you as a result of market-making or other trading activities. For a period of 180 days after the expiration or termination of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any resale. See "Plan of Distribution."

     In addition, you may offer or sell the new notes in certain jurisdictions only if they have been registered or qualified for sale there, or an exemption from registration or qualification is available and is complied with. Subject to the limitations specified in the registration rights agreements relating to the old notes, we will register or qualify the new notes for offer or sale under the securities laws of any jurisdictions that you reasonably request in writing. Unless you request that the sale of the new notes be registered or qualified in a jurisdiction, we currently do not intend to register or qualify the sale of the new notes in any jurisdiction.

YOU MAY FIND IT DIFFICULT TO SELL YOUR NOTES.

     There is no established trading market for the new notes or the old notes. We do not intend to apply for listing of the new notes on any national securities exchange or for quotation through The Nasdaq National Market. The liquidity of any market for the new notes will depend upon the number of holders of the new notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the new notes and other factors relating to us. A liquid trading market may not develop for the new notes. In addition, to the extent old notes are tendered and accepted in the exchange offer, the trading market, if any, for the old notes would be adversely affected.

YOU MUST COMPLY WITH THE EXCHANGE OFFER PROCEDURES IN ORDER TO RECEIVE NEW, FREELY TRADABLE NOTES.

     Subject to the conditions set forth under "The Exchange Offer -- Conditions to the Exchange Offer," delivery of new notes in exchange for old notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

     - certificates for old notes or a book-entry confirmation of a book-entry transfer of old notes into the exchange agent's account at The Depository Trust Company, New York, New York as depository, including an agent's message (as defined) if the tendering holder does not deliver a letter of transmittal;

     - a completed signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message in lieu of the letter of transmittal; and

     - any other documents required by the letter of transmittal.

     Therefore, holders of old notes who would like to tender old notes in exchange for new notes should be sure to allow enough time for the old notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of old notes for exchange. Old notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See "The Exchange Offer -- Procedures for Tendering Old Notes" and "The Exchange Offer -- Consequences of Exchanging or Failing to Exchange Old Notes."

SOME HOLDERS WHO EXCHANGE THEIR NOTES MAY BE DEEMED TO BE UNDERWRITERS.

     If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

                                USE OF PROCEEDS

     We will not receive any proceeds from the exchange offer. In consideration for issuing the new notes as contemplated in this prospectus, we will receive in exchange outstanding old notes in like principal amount. We will cancel all old notes surrendered in exchange for new notes in the exchange offer.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of September 30, 2002.

                                                                  AS OF
                                                              SEPTEMBER 30,
                                                                   2002
                                                              --------------
                                                              (IN THOUSANDS)
Cash........................................................    $      808
                                                                ==========
Long-term debt due within one year..........................    $       --
Long-term debt, less amounts due within one year............     1,122,941
                                                                ----------
          Total debt........................................     1,122,941
                                                                ----------
Common stockholder's equity:
  Common stock and paid-in capital..........................     1,652,430
  Retained earnings.........................................     1,001,006
  Accumulated other comprehensive loss......................        (1,661)
                                                                ----------
          Total common stockholder's equity.................     2,651,775
                                                                ----------
          Total capitalization..............................    $3,774,716
                                                                ==========

     On November 15, 2002, our parent, Williams Gas Pipeline Company, LLC, repaid an intercompany loan to us in the amount of $200 million. On the same date, we paid a cash dividend in the amount of $200 million to Williams Gas Pipeline Company, LLC.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratios of earnings to fixed charges for the periods shown:

                                                                             NINE MONTHS
                                             YEAR ENDED DECEMBER 31,            ENDED
                                         --------------------------------   SEPTEMBER 30,
                                         1997   1998   1999   2000   2001       2002
                                         ----   ----   ----   ----   ----   -------------
Earnings/Fixed Charges.................  3.34   3.18   4.31   4.62   3.26       3.99

     For purposes of computing the ratio of earnings to fixed charges, earnings are divided by fixed charges. "Earnings" represent the aggregate of (a) our pre-tax income, adjusted for distributed income of equity investees, and (b) fixed charges, net of interest capitalized. "Fixed charges" represent interest (whether expensed or capitalized), the amortization of total debt premium, discount and expense and that portion of rentals considered to be representative of the interest factor.

                     SELECTED FINANCIAL AND OPERATING DATA

     The following table presents selected income data, cash flow data, and balance sheet data for Transcontinental Gas Pipe Line for each of the periods indicated. The selected financial data as of December 31, 2001 and 2000 and for each of the years ended December 31, 2001, 2000 and 1999 has been derived from our audited consolidated financial statements which are incorporated by reference in this prospectus. The selected financial data as of December 31, 1999, 1998 and 1997 and for the years ended December 31, 1998 and 1997 has been derived from our audited consolidated financial statements not included, or incorporated by reference, herein. The selected financial data as of September 30, 2002 and for each of the nine months ended September 30, 2002 and 2001 has been derived from our unaudited consolidated financial statements which are incorporated by reference in this prospectus. The selected financial data as of September 30, 2001 has been derived from our unaudited consolidated financial statements not included, or incorporated by reference, in this prospectus. The selected consolidated financial data should be read in conjunction with such financial statements, the notes thereto and the related management's narrative analysis of the results of operations.

                                                                                                     NINE MONTHS ENDED
                                                    YEAR ENDED DECEMBER 31,                            SEPTEMBER 30,
                                ---------------------------------------------------------------   -----------------------
                                   1997         1998         1999         2000          2001         2001         2002
                                ----------   ----------   ----------   -----------   ----------   ----------   ----------
                                                          (IN THOUSANDS, EXCEPT OPERATING DATA)         (UNAUDITED)
INCOME DATA:
Operating revenues............  $1,443,299   $1,325,136   $1,543,456   $ 2,016,236   $1,481,008   $1,184,437   $  926,028
Operating expenses:
  Cost of natural gas sales
    and transportation........    (705,597)    (567,587)    (741,284)   (1,186,946)    (690,110)    (587,599)    (278,867)
  Operation and maintenance...    (185,175)    (172,769)    (172,912)     (175,479)    (184,985)    (137,639)    (130,176)
  Administrative and
    general...................    (124,145)    (120,632)    (130,027)     (126,147)    (126,144)     (92,959)    (111,066)
  Depreciation and
    amortization..............    (157,883)    (151,387)    (161,480)     (165,877)    (174,220)    (130,062)    (140,221)
  Taxes other than income
    taxes.....................     (36,745)     (34,392)     (34,927)      (37,904)     (39,263)     (30,112)     (30,533)
  Other.......................      (1,787)      (4,632)      (5,601)      (11,964)     (30,709)     (10,936)      (2,595)
                                ----------   ----------   ----------   -----------   ----------   ----------   ----------
Operating income..............     231,967      273,737      297,225       311,919      235,577      195,130      232,570
Other income and deductions:
  Interest expense............     (71,639)     (91,655)     (70,558)      (76,871)     (88,744)     (50,375)     (69,203)
  Interest income.............       9,263       27,382       25,775        40,059       17,542       14,768       10,946
  AFUDC (equity and
    borrowed).................       7,771        9,792        5,542        17,522       28,963       19,990       21,752
  Equity in earnings of
    unconsolidated
    affiliates................         504          239        3,214         8,117        8,447        6,369        5,882
  Impairment of investment in
    unconsolidated
    affiliate.................          --           --           --            --           --           --      (12,275)
  Other.......................      (2,744)      (4,520)      (1,091)        6,861       13,041        9,346       22,055
                                ----------   ----------   ----------   -----------   ----------   ----------   ----------
Income before income taxes and
  extraordinary item..........     175,122      214,975      260,107       307,607      214,826      195,228      211,727
Provision for income taxes....     (66,594)     (79,281)     (98,920)     (115,806)     (82,250)     (74,413)     (80,803)
                                ----------   ----------   ----------   -----------   ----------   ----------   ----------
Income before extraordinary
  item........................     108,528      135,694      161,187       191,801      132,576      120,815      130,924
Extraordinary item-net gain on
  reacquired debt.............       2,860           --           --            --           --           --           --
                                ----------   ----------   ----------   -----------   ----------   ----------   ----------
Net income....................  $  111,388   $  135,694   $  161,187   $   191,801   $  132,576   $  120,815   $  130,924
                                ==========   ==========   ==========   ===========   ==========   ==========   ==========
CASH FLOW DATA:
Net cash provided by operating
  activities..................  $  315,794   $  297,046   $  303,761   $   290,552   $  160,632   $  102,896   $  371,191
Capital expenditures..........     242,800      303,700      185,400       339,100      381,700      319,400      404,100
OPERATING DATA:
Transportation volumes
  (trillion British Thermal
  Units)......................     1,621.1      1,593.9      1,664.6       1,759.1      1,613.0      1,200.1      1,311.3
BALANCE SHEET DATA (AT END OF
  PERIOD):
Net property, plant and
  equipment...................  $3,499,953   $3,643,382   $3,661,040   $ 3,809,632   $4,034,566   $4,001,301   $4,295,531
Total assets..................   4,267,663    4,531,957    4,664,403     4,819,028    4,972,985    4,845,759    5,203,332
Long-term debt, including
  current maturities..........     837,832      975,768      975,330       974,850    1,081,050    1,081,172    1,122,941
Common stockholder's equity...   1,926,347    2,062,041    2,223,228     2,393,413    2,521,940    2,513,179    2,651,775

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

     On July 3, 2002, we issued an aggregate principal amount of $325 million of our 8 7/8% Senior Notes due July 15, 2012 in a private placement to Salomon Smith Barney Inc. and other institutions as initial purchasers. Salomon Smith Barney and the other institutions then resold the notes in an unregistered offering pursuant to Rule 144A and Regulation S under the Securities Act. The old notes were issued and the new notes will be issued, under an indenture relating to the notes, dated July 3, 2002. The trustee under the indenture was originally Citibank, N.A. Citibank, N.A. has been replaced as trustee by Wells Fargo Bank, N.A. We sold the old notes to Salomon Smith Barney Inc. and other institutions, as initial purchasers, under a purchase agreement, dated June 28, 2002, by and between Salomon Smith Barney Inc., the other institutions parties thereto and us. When we sold the old notes to Salomon Smith Barney Inc. and the other institutions we also signed a registration rights agreement in which we agreed to exchange all the issued and outstanding old notes for a like principal amount of our new notes. The terms of the new notes are substantially identical to those of the outstanding old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

     Subject to the terms and conditions set forth in this prospectus and in the letter of transmittal, we are offering to exchange up to $325 million in aggregate principal amount of our 8 7/8% Series B Senior Notes due July 15, 2012 for an equal amount of our outstanding 8 7/8% Series A Senior Notes due July 15, 2012.

     This prospectus and the enclosed letter of transmittal constitute an offer to exchange new notes for all of the issued and outstanding old notes. This exchange offer is being extended to all holders of the old notes. As of the date of this prospectus, $325 million aggregate principal amount of 8 7/8% Series A Senior Notes due July 15, 2012 are outstanding. This prospectus and the enclosed
letter of transmittal are first being sent on or about             , 2002, to
all holders of old notes known to us. Subject to the conditions listed below, we will accept for exchange all old notes which are properly tendered on or prior to the expiration of the exchange offer and not withdrawn as permitted below.
The exchange offer will expire at 5:00 p.m., New York City time, on           ,
2003. However, if we, in our sole discretion, extend the period of time during which the exchange offer is open, the exchange offer will expire at the latest time and date to which we extend the exchange offer. Our obligation to accept old notes for exchange in the exchange offer is subject to the conditions listed below under the caption "-- Conditions to the Exchange Offer."

     We expressly reserve the right, at any time and from time to time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance for exchange of any old notes. If we elect to extend the period of time during which the exchange offer is open, we will give you oral or written notice of the extension and delay, as described below. During any extension of the exchange offer, all old notes previously tendered and not withdrawn will remain subject to the exchange offer and may be accepted for exchange by us. We will return to the registered holder, at our expense, any old notes not accepted for exchange as promptly as practicable after the expiration or termination of the exchange offer. In the case of an extension, we will issue a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration of the exchange offer.

     We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange if any of the events described below under the caption "-- Conditions to the Exchange Offer" should occur. We will give you oral or written notice of any amendment, termination or non-acceptance as promptly as practicable.

     Following completion of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to those old note holders who did not exchange their old notes for new notes. The terms of these additional exchange offers may differ from those applicable to this exchange offer. We may use this prospectus, as amended or supplemented from time to time, in connection with any additional exchange offers. These additional exchange offers may take place from time to time until all outstanding old notes have been exchanged for new notes, subject to the terms and conditions contained in the prospectus and letter of transmittal we will distribute in connection with the additional exchange offers.

PROCEDURES FOR TENDERING OLD NOTES

     Old notes tendered in the exchange offer must be in denominations of $1,000 principal amount and any integral multiple thereof.

     When you tender your old notes, and we accept the old notes, this will constitute a binding agreement between you and us subject to the terms and conditions set forth in this prospectus and the enclosed letter of transmittal. Unless you comply with the procedures described below under the caption
"-- Guaranteed Delivery Procedures," you must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:

     - tender your old notes by sending the certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to Wells Fargo Bank, N.A., as exchange agent, at one of the addresses listed below under the caption "-- Exchange Agent"; or

     - tender your old notes by using the book-entry procedures described below under the caption "-- Book-Entry Transfer" and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal, to Wells Fargo Bank, N.A., as exchange agent, at one of the addresses listed below under the caption "-- Exchange Agent."

     In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, the exchange agent must receive a confirmation of book-entry transfer of your old notes into the exchange agent's account at The Depository Trust Company prior to the expiration of the exchange offer. The term "agent's message" means a message, transmitted by The Depository Trust Company and received by the exchange agent and forming a part of the book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgment from you that you have received and have agreed to be bound by the letter of transmittal. If you use this procedure, we may enforce the letter of transmittal against you.

     THE METHOD OF DELIVERY OF CERTIFICATES FOR OLD NOTES, LETTERS OF TRANSMITTAL, AGENT'S MESSAGES AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR ELECTION. IF YOU DELIVER YOUR OLD NOTES BY MAIL, WE RECOMMEND REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. DO NOT SEND CERTIFICATES FOR OLD NOTES, LETTERS OF TRANSMITTAL OR AGENT'S MESSAGES TO US.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless you are either a registered old note holder and have not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or you are exchanging old notes for the account of an eligible guarantor institution. An eligible guarantor institution means:

     - Banks (as defined in Section 3(a) of the Federal Deposit Insurance Act);

     - Brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers and government securities brokers (as defined in the Exchange Act);

     - Credit unions (as defined in Section 19B(1)(A) of the Federal Reserve
       Act);

     - National securities exchanges, registered securities associations and clearing agencies (as these terms are defined in the Exchange Act); and

     - Savings associations (as defined in Section 3(b) of the Federal Deposit Insurance Act).

     If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantor must be an eligible guarantor institution. If you plan to sign the letter of transmittal but you are not the registered holder of the old notes -- which term, for this purpose, includes any participant in The Depository Trust Company's system whose name appears on a security position listing as the owner of the old notes -- you must have the old notes signed by the registered holder of the old notes and that signature must be guaranteed by an eligible guarantor institution. You may also send a separate instrument of transfer or exchange signed by the registered holder and guaranteed by an eligible guarantor institution, but that instrument must be in a form satisfactory to us in our sole discretion. In addition, if a person or persons other than the registered holder or holders of old notes signs the letter of transmittal, certificates for the old notes must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name or names of the registered holder or holders that appear on the certificates for old notes.

     All questions as to the validity, form, eligibility -- including time of receipt -- and acceptance of old notes tendered for exchange will be determined by us in our sole discretion. Our determination will be final and binding. We reserve the absolute right to reject any and all tenders of old notes improperly tendered or to not accept any old notes, the acceptance of which might be unlawful as determined by us or our counsel. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any old notes either before or after the expiration of the exchange offer -- including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer. Our interpretation of the terms and conditions of the exchange offer as to any particular old notes either before or after the expiration of the exchange offer -- including the terms and conditions of the letter of transmittal and the accompanying instructions -- will be final and binding. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as determined by us. Neither we, Wells Fargo Bank, N.A., as exchange agent, nor any other person has any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor will we have any liability for failure to give this notification.

     If you are a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or act in a similar fiduciary or representative capacity, and wish to sign the letter of transmittal or any certificates for old notes or bond powers, you must indicate your status when signing. If you are acting in any of these capacities, you must submit proper evidence satisfactory to us of your authority to so act unless we waive this requirement.

     By tendering your old notes, you represent to us:

     - that you are not our "affiliate" as defined in Rule 405 under the Securities Act;

     - that any new notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;

     - that at the time of the commencement of the exchange offer, you do not have any arrangement or understanding with any person to participate in the distribution of the new notes, as defined in the Securities Act, in violation of the Securities Act;

     - if you are not a participating broker-dealer, that you are not engaged in, and do not intend to engage in, the distribution of the new notes, as defined in the Securities Act; and

     - if you are a participating broker-dealer, that you will receive the new notes for your own account in exchange for old notes that were acquired by you as a result of your market-making or other trading activities and that you will deliver a prospectus in connection with any resale of the new notes you receive. As used in this prospectus, a "participating broker-dealer" is a broker-dealer that receives new notes for its own account in exchange for old notes that it acquired as a result of market-making or other trading activities. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to resales of the new notes -- other than a resale of an unsold allotment from the original sale of the old notes -- by delivering this prospectus to prospective purchasers. For further information regarding participating broker-dealers and the prospectus delivery requirement, see "Plan of Distribution."

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration of the exchange offer, all old notes properly tendered and will issue the new notes promptly after the acceptance of the old notes. For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange when, as and if we have given oral or written notice of acceptance to Wells Fargo Bank, N.A., as exchange agent, with written confirmation of any oral notice to be given promptly after any oral notice.

     For each outstanding note accepted for exchange in the exchange offer, the holder of the old note will receive a new note having a principal amount at maturity equal to that of the surrendered old note. Interest on the new note will accrue:

     - from the later of the last date to which interest was paid on the old note surrendered in the exchange for the new note or if the old note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of the exchange and as to which interest will be paid, the date to which interest will be paid on such interest payment date; or

     - if no interest has been paid on the old note, from and including July 3, 2002.

     Payments of interest, if any, on old notes that were exchanged for new notes will be made on each January 15 and July 15 during which the new notes are outstanding to the person who, at the close of business on the record date next preceding the interest payment date, is the registered holder of the old notes if the record date occurs prior to the exchange, or is the registered holder of the new notes if the record date occurs on or after the date of the exchange, even if the old notes are cancelled after the record date and on or before the interest payment date.

     In addition, if

     - we do not file a registration statement on or prior to September 16, 2002,

     - this registration statement is not declared effective on or prior to October 31, 2002 or the exchange offer is not completed within 60 days after the registration statement is declared effective,

     - the exchange offer is not consummated by December 30, 2002,

     - we are obligated to file a shelf registration statement and we fail to do so prior to the 75th day after the obligation arises or the shelf registration statement is not declared effective prior to the 60th day after the date of filing, or

     - if the shelf registration statement ceases to be effective or usable,

(each a "Registration Default") then we agree to pay each holder of transfer restricted securities affected thereby liquidated damages in an amount equal to 0.25% per annum of the principal amount of transfer restricted securities held by such holder for the first 90-day period immediately following the occurrence of a Registration Default, increasing to 0.50% per annum thereafter, from and including the date on which any such registration default shall occur. We shall not be required to pay liquidated damages for more than one Registration Default at any given time. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

     We did not file this registration statement on or prior to September 16, 2002, nor was it declared effective on or prior to October 31, 2002. Therefore, liquidated damages have been accruing since September 17, 2002. The liquidated damages will cease to accrue as of the date of this prospectus. However, since the exchange offer will not be consummated by December 30, 2002, liquidated damages will begin to accrue from December 31, 2002 until such time as the exchange offer is consummated.

     In all cases, the issuance of new notes in exchange for old notes will be made only after Wells Fargo Bank, N.A., as exchange agent, timely receives either certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation of transfer of the old notes into the exchange agent's account at The Depository Trust Company, as the case may be, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other required documents or, in the case of a book-entry confirmation, a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal. If for any reason we do not accept any tendered old notes or if old notes are submitted for a greater principal amount than the holder desires to exchange, we will return the unaccepted or non-exchanged old notes without expense to the registered holder. In the case of old notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company by using the book-entry procedures described below, the unaccepted or non-exchanged old notes will be credited to an account maintained with The Depository Trust Company. Any old notes to be returned to the holder will be returned as promptly as practicable after the expiration or termination of the exchange offer.

BOOK-ENTRY TRANSFER

  BOOK-ENTRY, DELIVERY AND FORM

     The exchange agent will make a request to establish an account for the old notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's systems must make book-entry delivery of old notes by causing DTC to transfer those old notes into the exchange agent's account at DTC in accordance with DTC's procedure for transfer. The participant should transmit its acceptance to DTC at or prior to the expiration time or comply with the guaranteed delivery procedures described below. DTC will verify this acceptance, execute a book-entry transfer of the tendered old notes into the exchange agent's account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent's message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant.

     Delivery of new notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile of it or an agent's message, with any required signature guarantees and any other required documents, must:

     - be transmitted to and received by the exchange agent at the address listed under "-- Exchange Agent" at or prior to the expiration time; or

     - comply with the guaranteed delivery procedures described below.

     Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the exchange agent.

GUARANTEED DELIVERY PROCEDURES

     If you are a registered holder of the old notes and wish to tender your old notes, but

     - the certificates for the old notes are not immediately available,

     - time will not permit your certificates for the old notes or other required documents to reach Wells Fargo Bank, N.A., as exchange agent, before the expiration of the exchange offer, or

     - the procedure for book-entry transfer cannot be completed before the expiration of the exchange offer, then you may effect a tender of your old notes if:

     - the tender is made through an eligible guarantor institution;

     - prior to the expiration of the exchange offer, the exchange agent receives from an eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form we have provided, setting forth your name and address, and the amount of old notes you are tendering and stating that the tender is being made by notice of guaranteed delivery. These documents may be sent by overnight courier, registered or certified mail or facsimile transmission. If you elect to use this procedure, you must also guarantee that within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation of transfer of the old notes into the exchange agent's account at The Depository Trust Company, as the case may be, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other required documents or, in the case of a book-entry confirmation, a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

     - the exchange agent receives the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation of transfer of the old notes into the exchange agent's account at The Depository Trust Company, as the case may be, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other required documents or, in the case of a book-entry confirmation, a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal, in each case, within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL RIGHTS

  You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

     For a withdrawal to be effective, a written notice of withdrawal must be received by Wells Fargo Bank, N.A., as exchange agent, prior to the expiration of the exchange offer at one of the addresses listed below under the caption "-- Exchange Agent." Any notice of withdrawal must:

     - specify the name of the person who tendered the old notes to be withdrawn;

     - identify the old notes to be withdrawn, including the principal amount of the old notes;

     - contain a statement that the holder is withdrawing its election to have the old notes exchanged;

     - be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the old notes register the transfer of the old notes in the name of the person withdrawing the tender; and

     - specify the name in which the old notes are registered, if different from that of the depositor.

     If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless the holder is an eligible guarantor institution. If old notes have been tendered using the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawn old notes and otherwise comply with the procedures of the book-entry transfer facility. All questions as to the validity, form and eligibility -- including time of receipt -- of these notices will be determined by us. Our determination will be final and binding.

     Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the registered holder without cost to that holder as soon as practicable after withdrawal, non-acceptance of tender or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company by using the book-entry transfer procedures described above, any withdrawn or unaccepted old notes will be credited to the tendering holder's account at The Depository Trust Company. Properly withdrawn old notes may be retendered at any time on or prior to the expiration of the exchange offer by following one of the procedures described above under "-- Procedures for Tendering Old Notes."

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the exchange offer, we will not be required to accept any old notes for exchange or to issue any new notes in exchange for old notes, and we may terminate or amend the exchange offer if, at any time before the acceptance of the old notes for exchange or the exchange of new notes for old notes, any of the following events occurs:

     - the exchange offer is determined to violate any applicable law or any applicable interpretation of the staff of the SEC;

     - an action or proceeding is pending or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer;

     - any material adverse development occurs in any existing legal action or proceeding involving us;

     - we do not receive any governmental approval we deem necessary for the completion of the exchange offer; or

     - any of the conditions precedent to our obligations under the registration rights agreement are not fulfilled.

     These conditions are for our benefit only and we may assert them regardless of the circumstances giving rise to any condition. We may also waive any condition in whole or in part at any time in our sole discretion. Our failure at any time to exercise any of the foregoing rights will not constitute a waiver of that right and each right is an ongoing right that we may assert at any time.

     In addition, we will not accept any old notes for exchange or issue any new notes in exchange for old notes, if at the time a stop order is threatened or in effect which relates to:

     - the registration statement of which this prospectus forms a part; or

     - the qualification under the Trust Indenture Act of 1939 of the indenture under which the old notes were issued and the new notes will be issued.

EXCHANGE AGENT

     We have appointed Wells Fargo Bank, N.A. as the exchange agent for the exchange offer. All completed letters of transmittal and agent's messages should be directed to the exchange agent at one of the addresses listed below. Questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal, agent's messages and requests for notices of guaranteed delivery should be directed to the exchange agent at one of the following addresses:

              BY HAND DELIVERY:                            BY OVERNIGHT COURIER:
      Wells Fargo Bank Minnesota, N.A.               Wells Fargo Bank Minnesota, N.A.
         Corporate Trust Operations                     Corporate Trust Operations
                MAC N9303-121                                  MAC N9303-121
             Sixth and Marquette                            Sixth and Marquette
            Minneapolis, MN 55479                          Minneapolis, MN 55479

      BY REGISTERED OR CERTIFIED MAIL:                   BY FACSIMILE TRANSMISSION
      Wells Fargo Bank Minnesota, N.A.               (FOR ELIGIBLE INSTITUTIONS ONLY):
         Corporate Trust Operations                  Wells Fargo Bank Minnesota, N.A.
                MAC N9303-121                                 (612) 667-4927
                P.O. Box 1517                             Confirm: (800) 344-5128
         Minneapolis, MN 55480-1517                           For Information
                                                              (800) 344-5128

     DELIVERY OF A LETTER OF TRANSMITTAL OR AGENT'S MESSAGE TO AN ADDRESS OTHER THAN THE ADDRESS LISTED ABOVE OR TRANSMISSION OF INSTRUCTIONS BY FACSIMILE OTHER THAN AS SET FORTH ABOVE IS NOT VALID DELIVERY OF THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE.

FEES AND EXPENSES

     The principal solicitation is being made by mail by Wells Fargo Bank, N.A., as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

     Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates' officers and regular employees and by persons so engaged by the exchange agent.

TRANSFER TAXES

     You will not be obligated to pay any transfer taxes in connection with the tender of old notes in the exchange offer unless you instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax.

CONSEQUENCES OF EXCHANGING OR FAILING TO EXCHANGE OLD NOTES

     If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the provisions of the indenture relating to the notes regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes described in the legend on your certificates. These transfer restrictions are required because the old notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act unless required to do so under the Registration Rights Agreement. Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes if:

     - you are our "affiliate," as defined in Rule 405 under the Securities Act;

     - you are not acquiring the new notes in the exchange offer in the ordinary course of your business;

     - you have an arrangement or understanding with any person to participate in the distribution of the new notes, as defined in the Securities Act, you will receive in the exchange offer; or

     - you are a participating broker-dealer.

     We do not intend to request the SEC to consider, and the SEC has not considered, the exchange offer in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in the circumstances described in the no-action letters discussed above. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of new notes and has no arrangement or understanding to participate in a distribution of new notes. If you are our affiliate, are engaged in or intend to engage in a distribution of the new notes or have any arrangement or understanding with respect to the distribution of the new notes you will receive in the exchange offer, you

     - may not rely on the applicable interpretations of the staff of the SEC and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the new notes.

     If you are a participating broker-dealer, you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes. In addition, to comply with state securities laws, you may not offer or sell the new notes in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the new notes to "qualified institutional buyers" -- as defined in Rule 144A of the Securities Act -- is generally exempt from registration or qualification under state securities laws. We do not plan to register or qualify the sale of the new notes in any state where an exemption from registration or qualification is required and not available.

                              DESCRIPTION OF NOTES

     The old notes were issued and the new notes will be issued under an indenture dated as of July 3, 2002. The trustee under the indenture was originally Citibank, N.A. Citibank, N.A. has been replaced as trustee by Wells Fargo Bank, N.A. This summary is qualified in its entirety by reference to the indenture, a copy of which is available from us upon request.

     The old notes were and the new notes will be our unsecured and unsubordinated obligations ranking equally with our other outstanding unsecured and unsubordinated indebtedness. At September 30, 2002, we had outstanding approximately $1.1 billion of unsecured and unsubordinated indebtedness. The indenture contains no restrictions on the amount of additional secured or unsecured indebtedness that we may issue.

TERMS AND CONDITIONS OF THE NOTES

     The notes will mature on July 15, 2012. The notes will bear interest from the date of original issuance of the old notes or, if interest has already been paid, from the date it was most recently paid, at the rate of 8.875% per year. Interest will be payable semi-annually on January 15 and July 15 of each year, beginning January 15, 2003, to the person in whose names the notes are registered at the close of business on the preceding January 1 and July 1, respectively, subject to certain exceptions. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     We may, without the consent of the holders of the notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the old notes or the new notes. Any additional notes will, together with the previously outstanding notes, constitute a single series of the notes under the indenture. No additional notes may be issued if an event of default has occurred with respect to the notes.

     The old notes are, and the new notes will initially be, issued only in registered, book-entry form, in denominations of $1,000 and any integral multiples of $1,000 as described under "The Exchange Offer -- Book-Entry Transfer." We will issue global notes in denominations that together equal the total principal amount of the outstanding notes.

  OPTIONAL REDEMPTION

     The old notes are, and the new notes will be redeemable, in whole at any time, or in part, from time to time, at our option, at a redemption price equal to the greater of:

     - 100% of the principal amount of the notes then outstanding to be redeemed, or

     - the sum of the present values of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date computed by discounting such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of 50 basis points plus the Adjusted Treasury Rate on the third business day prior to the redemption date, as calculated by an Independent Investment Banker.

     "Adjusted Treasury Rate" means:

     - the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which contains yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

     - if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes or, if, in the reasonable judgment of the Independent Investment Banker, there is no such security, then the Comparable Treasury Issue will mean the U.S. Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity or maturities comparable to the remaining term of the notes.

     "Comparable Treasury Price" means (1) the average of five Reference Treasury Dealer Quotations for the applicable redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

     "Independent Investment Banker" means Salomon Smith Barney Inc. or any successor firm, or if any such firm is unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by us.

     "Reference Treasury Dealer Quotations" means the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker and the Trustee at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

     We will mail notice of redemption at least 30 days but not more than 60 days before the applicable redemption date to each holder of the notes to be redeemed. If we elect to partially redeem the notes, the Trustee will select in a fair and appropriate manner the notes to be redeemed.

     Upon the payment of the redemption price, plus accrued and unpaid interest, if any, and liquidated damages, if any, to the date of redemption, interest will cease to accrue on and after the applicable redemption date on the notes or portions thereof called for redemption.

  COVENANTS

     Liens. The indenture refers to any of our instruments securing indebtedness, such as a mortgage, pledge, lien, security interest or encumbrance on any of our property, as a "mortgage." The indenture further provides that, subject to certain exceptions, we will not, nor will we permit any subsidiary to, issue, assume or guarantee any indebtedness secured by a mortgage unless we provide equal and proportionate security for the notes. Among these exceptions are:

     - purchase money mortgages;

     - preexisting mortgages on any property acquired or constructed by us or a subsidiary;

     - mortgages created within one year after completion of such acquisition or construction or within one year of commencement of full operation of such property;

     - mortgages created on any contract for the sale of products or services related to the operation or use of any property acquired or constructed within one year after the later of completion of such acquisition or construction or commencement of full operation of such property;

     - mortgages on property of a subsidiary existing at the time it became our subsidiary; and

     - mortgages, other than as specifically excepted, in an aggregate amount which, at the time of, and after giving effect to, the incurrence does not exceed five percent of our Consolidated Net Tangible Assets, as defined in the indenture.

     Limitation on Sale and Lease-Back Transactions. We will not, and we will not permit any of our subsidiaries to, enter into any arrangement with any person providing for the leasing by us or any of our subsidiaries of any Principal Property, acquired or placed into service more than 180 days prior to such arrangement (except for leases of three years or less), whereby such property has been or is to be sold or transferred by us or any of our subsidiaries to such person (any such transaction being referred to as a "Sale and Lease-Back Transaction"), unless:

     - we or any of our subsidiaries would, at the time of entering into a Sale and Lease-Back Transaction, be entitled to incur indebtedness secured by a mortgage on the property to be leased in an amount at least equal to the Attributable Debt in respect of such transaction without equally and ratably securing the Securities pursuant to the covenant described above under "-- Liens"; or

     - we shall covenant that we will apply an amount equal to the net proceeds from the sale of the Principal Property so leased to the retirement (other than any mandatory retirement) of our Funded Indebtedness within 90 days of the effective date of any such Sale and Lease-Back Transaction, provided that the amount to be applied to the retirement of our Funded Indebtedness shall be reduced by (a) the principal amount of any notes delivered by us to the Trustee within 90 days after such Sale and Lease-Back Transaction for retirement and cancellation, and (b) the principal amount of Funded Indebtedness, other than notes, voluntarily retired by us within 90 days following such Sale and Lease-Back Transaction, provided, further, this covenant shall not apply to, and there shall be excluded from Attributable Debt in any computation under this covenant, Attributable Debt with respect to any Sale and Lease-Back Transaction if:

     - such Sale and Lease-Back Transaction is entered into in connection with transactions which are part of an industrial development or pollution control financing or,

     - the only parties involved in such Sale and Lease-Back Transaction are us and/or any of our subsidiaries.

     Notwithstanding the foregoing, we and our subsidiaries may enter into, create, assume and suffer to exist Sale and Lease-Back Transactions, not otherwise permitted, if at the time of, and after giving effect to, such Sale and Lease-Back Transaction, our total consolidated Attributable Debt does not exceed five percent of our Consolidated Net Tangible Assets.

     "Attributable Debt" means, with respect to any Sale and Lease-Back Transaction as of any particular time, the present value discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at our option, be extended).

     "Consolidated Net Tangible Assets" means the total assets appearing on a consolidated balance sheet of us and our consolidated subsidiaries, less:

     (1) intangible assets, unamortized debt discount and expense and stock expense and other deferred debits;

     (2) all current and accrued liabilities (other than consolidated Funded Indebtedness and capitalized rentals or leases); deferred credits (other than deferred investment tax credits), deferred gains and deferred income and billings recorded as revenues deferred pending the outcome of a rate proceeding (less applicable income taxes) to the extent refunds thereof shall not have been finally determined; and

     (3) all reserves (other than for deferred federal income taxes arising from timing differences) not already deducted from assets.

     "Funded Indebtedness" means any indebtedness which matures more than one year after the date as of which Funded Indebtedness is being determined less any such Indebtedness as will be retired through or by means of any deposit or payment required to be made within one year from such date under any prepayment provision, sinking fund, purchase fund or otherwise.

     "Principal Property" means any natural gas pipeline, gathering property or natural gas processing plant located in the United States, except any such property that in the opinion of our board of directors is not of material importance to the total business conducted by us and our consolidated subsidiaries. "Principal Property" shall not include (i) the production or proceeds from production of gas processing plants or natural gas or petroleum products in any pipeline or storage field and (ii) any property acquired or constructed by us or any of our subsidiaries after December 31, 1996.

     Consolidation, Merger, Conveyance of Assets. The indenture provides, in general, that we will not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

     - the corporation, limited liability company, limited partnership, joint stock company or trust formed by such consolidation or into which we are merged or the person which acquires such assets expressly assumes our obligations under the indenture and the notes; and

     - immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing.

     Event Risk. Except for the limitations on liens and consolidations, mergers and conveyance of assets described above, neither the indenture nor the notes contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction or change of control involving us or any restrictions on the amount of additional indebtedness that we may issue.

  MODIFICATION OF THE INDENTURE

     Without the consent of any holder, we and the trustee may amend or supplement the indenture or the notes to:

     - cure any ambiguity, omission, defect or inconsistency;

     - comply with the indenture in the case of the merger, consolidation or sale or other disposition of all or substantially all of our assets;

     - provide for uncertificated notes in addition to or in place of certificated notes;

     - add any additional events of default;

     - provide for the acceptance of a successor trustee;

     - secure the notes pursuant to the requirements under the indenture;

     - comply with any requirements in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

     - comply with any requirements of the SEC in connection with qualifying the indenture under the Trust Indenture Act of 1939;

     - add to our covenants for the benefit of the holders of notes or surrender any power conferred upon us; or

     - make any change that does not adversely affect the rights of any holder of notes in any material respect.

     We and the trustee may take the following actions with the consent of the holders of at least a majority in principal amount of the notes then outstanding:

     - add any provisions to the indenture;

     - change in any manner the indenture;

     - eliminate any of the provisions of the indenture; and

     - modify in any way the rights of the holders of the notes.

     These changes must conform to the Trust Indenture Act of 1939. In addition, without the consent of each holder affected, we may not:

     - reduce the percentage of principal amount of notes whose holders must consent to an amendment, supplement or waiver;

     - reduce the rate of or change the time for payment of interest, including default interest, on any note;

     - reduce the principal of or change the fixed maturity of any note or alter the premium or other provisions with respect to redemption;

     - make any note payable in money or in a place other than that stated in the note;

     - impair the right to institute suit for the enforcement of any payment of principal of, or premium, if any, or interest on any note;

     - make any change in the percentage of principal amount of notes necessary to waive compliance with certain provisions of the indenture; or

     - waive a continuing default or event of default in the payment of principal of, or premium, if any, or interest on the notes.

  EVENTS OF DEFAULT

     In general, the indenture defines an event of default with respect to the notes as being:

     - default in payment of any principal of the notes, either at maturity, upon any redemption, by declaration or otherwise;

     - default for 30 days in payment of any interest on the notes unless otherwise provided;

     - default for 90 days after written notice in the observance or performance of any covenant or warranty in the notes or the indenture other than:

        - default in or breach of a covenant which is dealt with otherwise below; or

        - if certain conditions are met, if the events of default described in this clause are the result of changes in generally accepted accounting principles; or

     - certain events of our bankruptcy, insolvency or reorganization.

     In general, the indenture provides that if an event of default described in the first three clauses above occurs, the Trustee or the holders of the notes may then declare the entire principal of all the notes and the interest accrued on such principal to be due and payable immediately. Such a declaration by the holders requires the approval of at least 25 percent in principal amount of the notes then outstanding.

     Upon certain conditions, the holders of a majority in aggregate principal amount of the notes then outstanding may annul such declarations and waive the past defaults. However, the majority holders may not annul or waive a continuing default in payment of principal of, premium, if any, or interest on the notes.

     The indenture provides that the holders of the notes will indemnify the trustee before the trustee exercises any of its rights or powers under the indenture. This indemnification is subject to the trustee's duty to act with the required standard of care during a default. The holders of a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of:

     - conducting any proceeding for any remedy available to the trustee, or

     - exercising any trust or power conferred on the trustee.

     This right of the holders of the notes is, however, subject to the provisions in the indenture providing for the indemnification of the trustee and other specified limitations.

     In general, the indenture provides that holders of the notes may only institute an action against us under the indenture if the following four conditions are fulfilled:

     - the holder previously has given to the trustee written notice of default and the default continues;

     - the holders of at least 25 percent in principal amount of the notes then outstanding have both (1) requested the trustee to institute such action and (2) offered the trustee reasonable indemnity;

     - the trustee has not instituted such action within 60 days of receipt of such request; and

     - the trustee has not received direction inconsistent with such written request by the holders of a majority in principal amount of the notes then outstanding.

     The above four conditions do not apply to actions by holders of the notes against us for payment of principal or interest on or after the due date provided. The indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

  DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     We can discharge or defease our obligations under the indenture as set forth below.

     Under terms satisfactory to the trustee, we may discharge certain obligations to holders of the notes which have not already been delivered to the trustee for cancellation. These notes must also:

     - have become due and payable; or

     - be due and payable by their terms within one year.

     We may discharge the notes by irrevocably depositing an amount certified to be sufficient to pay at maturity or upon redemption the principal of and interest on and any liquidated damages with respect to the notes. We may make the deposit in cash or U.S. Government Obligations, as defined in the indenture.

     We may also, upon satisfaction of the conditions listed below, discharge certain obligations to holders of the notes at any time ("Defeasance"). Under terms satisfactory to the trustee, we may be released from the obligations imposed by the sections containing the covenants described above limiting liens and consolidations, mergers and conveyances of assets. Also under terms satisfactory to the trustee, we may omit to comply with these sections without creating an event of default ("Covenant Defeasance"). Defeasance or Covenant Defeasance may be effected only if, among other things:

     - we irrevocably deposit with the trustee cash or U.S. Government Obligations as trust funds in an amount certified to be sufficient to pay at maturity or upon redemption the principal of and interest on all outstanding notes; and

     - we deliver to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Defeasance or Covenant Defeasance. The opinion must further state that these holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if Defeasance or Covenant Defeasance had not occurred. In the case of a Defeasance, this opinion must be based on a ruling of the Internal Revenue

       Service or a change in United States federal income tax law occurring after the date of the indenture, since this result would not occur under current tax law.

  CONCERNING THE TRUSTEE

     The trustee is one of a number of banks with which we and our subsidiaries maintain ordinary banking relationships and with which we and our subsidiaries maintain credit facilities.

  GOVERNING LAW

     The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

                      EXCHANGE OFFER; REGISTRATION RIGHTS

     We entered into a registration rights agreement with Salomon Smith Barney Inc. and other institutions, as the initial purchasers of the old notes, for your benefit. In the registration rights agreement, we agreed to:

     - file with the SEC within 75 days after the initial issuance of the old notes a registration statement relating to an offer to exchange the old notes for registered new notes with principal amount and terms identical in all material respects to the principal amount and terms of the old notes, except that the registered notes would not contain terms with respect to transfer restrictions under the Securities Act or the payment of liquidated damages;

     - use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 120 days after the initial issuance of the old notes;

     - commence the exchange offer promptly after the exchange offer registration statement has been declared effective;

     - use our reasonable best efforts to keep the exchange offer registration statement effective until the closing of the exchange offer; and

     - use our reasonable best efforts to cause the exchange to be completed within 60 days after the SEC declares the exchange offer registration statement effective.

     Promptly after the exchange offer registration statement has been declared effective, we will offer the new notes in exchange for surrender of the old notes. We will keep the exchange offer open for at least 20 business days, or longer if required by applicable law, after the effective date of the registration statement. Interest will accrue on each new note from the last interest payment date on which we paid interest on the old note tendered in the exchange offer, or if we have not paid interest on the tendered old note, from the date of original issuance of the old note.

     Based on existing interpretations of the Securities Act by the staff of the SEC set forth in several no-action letters to third parties, we believe that you may offer for resale, resell and otherwise transfer the new notes without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, if you are an affiliate of ours, if you intend to participate in the exchange offer for the purpose of distributing the new notes or if you are a broker-dealer who purchased the old notes for the purpose of reselling the notes under Rule 144A or any other available exemption under the Securities Act, you:

     - will not be able to rely on the interpretation of the staff of the SEC set forth in these letters;

     - will not be entitled to tender your old notes in the exchange offer; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale or transfer of the old notes unless the resale or transfer is made under an exemption from those requirements.

     If you wish to exchange your old notes for new notes in the exchange offer, you will be required to represent that:

     - you are not an affiliate of ours;

     - at the time of the exchange offer, you have no arrangement or understanding with any person to participate in the distribution, within the meaning of the Securities Act, of the new notes; and

     - you are acquiring the new notes in the ordinary course of your business.

     In addition, any broker-dealer who acquired the old notes for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. The SEC has taken the position that broker-dealers may use the prospectus contained in the registration statement to fulfill this prospectus delivery requirement.

Under the registration rights agreement, we must allow broker-dealers and any other persons subject to prospectus delivery requirements to use the prospectus contained in the registration statement in connection with the resale of the new notes.

     If (1) we determine that applicable law or the applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer, (2) for any other reason the exchange offer has not been consummated within 180 days after the initial issuance of the old notes or (3) in the written opinion of counsel for holders of the old notes, a shelf registration statement must be filed and a prospectus must be delivered by a holder of the old notes in connection with its reoffering or resale of the old notes, then in addition to, or instead of, effecting the registration of the new notes under the exchange offer registration statement, we will:

     - file a shelf registration statement covering resales of the old notes within 75 days after the determination described in clause (1), the last date described in clause (2) or our receipt of the opinion described in clause (3), as applicable;

     - use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act within 60 days after filing the registration statement; and

     - use our reasonable best efforts to keep the shelf registration statement continuously effective until the earlier of (1) the expiration of the period referred to in Rule 144(k) under the Securities Act, or similar successor rule, with respect to the notes or (2) such time as all of the old notes have been sold under the shelf registration statement or otherwise cease to be registrable notes within the meaning of the registration rights agreement.

     If we file a shelf registration statement, we will notify you when the shelf registration statement has become effective and take other actions which are required to permit unrestricted resales of the old notes. If you sell old notes under the shelf registration statement, you will be:

     - required to deliver information to be used in connection with the shelf registration statement;

     - required to be named as a selling security holder in the related prospectus;

     - required to deliver a prospectus to purchasers;

     - subject to certain of the civil liability provisions under the Securities Act in connection with the sales; and

     - bound by some of the provisions of the registration rights agreement, including those regarding indemnification rights and obligations.

     By accepting an old note, you will be deemed to have agreed to be bound by the provisions of the registration rights agreement. Under the registration rights agreement, upon receipt of notice from us of the occurrence of any event which makes any statement of a material fact in the prospectus which is part of the exchange registration statement or shelf registration statement untrue or which requires the making of any changes in the prospectus in order to make the statements in the prospectus not misleading, you must suspend the disposition of the old notes until we have amended or supplemented the prospectus to correct the misstatement or omission and have furnished copies of the amended or supplemented prospectus to you.

     For purposes of the registration rights agreement, "transfer restricted securities" means each note until the earliest on the date of which (i) the note is exchanged in the exchange offer and entitled to be resold to the public by the holder of the note without complying with the prospectus delivery requirements of the Securities Act, (ii) the note has been disposed of in accordance with the shelf registration statement, (iii) the note is disposed of by a broker-dealer pursuant to the "Plan of Distribution" contemplated by the exchange offer registration statement (including delivery of the prospectus contained therein) or (iv) the note is distributed to the public pursuant to Rule 144 or under the Securities Act.

     If:

     - we do not file with the SEC an exchange offer registration statement which we are required to file under the registration rights agreement on or prior to September 16, 2002;

     - the SEC does not declare an exchange offer registration statement effective on or prior to October 30, 2002;

     - we do not file with the SEC a shelf registration statement which we are required to file under the registration rights agreement on or prior to the date specified in the registration rights agreement and described above;

     - we do not consummate the exchange offer by December 30, 2002; or

     - we have filed, and the SEC has declared effective, the shelf registration statement and at any time prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, or similar successor rule, with respect to the old notes, other than after all the old notes have been disposed of under the shelf registration statement or cease to be registrable notes under the registration rights agreement, the shelf registration statement ceases to be effective, or fails to be usable for its intended purpose without being succeeded within two business days by a post-effective amendment which cures the failure and that is itself immediately declared effective;

(each, a "Registration Default") then we agree to pay each holder of transfer restricted securities affected thereby liquidated damages in an amount equal to 0.25% per annum of the principal amount of transfer restricted securities held by such holder for the first 90 day period immediately following the occurrence of a Registration Default, increasing to 0.50% per annum thereafter, from and including the date on which any such Registration Default occurs. We shall not be required to pay liquidated damages for more than one Registration Default at any given time. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

     We did not file this registration statement on or prior to September 16, 2002, nor was it declared effective on or prior to October 31, 2002. Therefore, liquidated damages have been accruing since September 17, 2002. The liquidated damages will cease to accrue as of the date of this prospectus. However, since the exchange offer will not be consummated by December 30, 2002, liquidated damages will begin to accrue from December 31, 2002 until such time as the exchange offer is consummated.

     We have agreed to (1) pay all expenses incident to the exchange offer and
(2) indemnify the initial purchasers and holders of the notes against some liabilities, including liabilities under the Securities Act.

     We have not completely summarized the provisions of the registration rights agreement in this prospectus and our summary is subject to, and is qualified in its entirety by reference to, the actual registration rights agreement. For a complete description of the terms of the registration rights agreement, you should read the registration rights agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part. In addition, you should not construe our description of the interpretations of, and positions taken by, the staff of the SEC as legal advice. You should consult your own legal advisor about this matter.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a discussion of the material U.S. federal income and estate tax consequences applicable to the exchange of old notes for new notes in the exchange offer and the ownership and disposition of the notes by an initial beneficial owner of the notes that is a "non-U.S. holder," as defined below. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, its legislative history, final, temporary and proposed regulations, published rulings, and court decisions, all of which are subject to change, possibly on a retroactive basis. For purposes of this discussion, you are a "U.S. holder" if you are a beneficial owner of notes who is a "United States person" for United States federal income tax purposes or a "non-U.S. holder" if you are a beneficial owner of notes and are not a U.S. holder. A "United States person" is:

     - a citizen or resident of the United States,

     - a corporation, partnership, or other entity created or organized in the United States or under the law of the United States or of any state thereof including the District of Columbia,

     - an estate whose income is subject to United States federal income taxation regardless of its source, or

     - a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     This discussion only applies to you if you are a beneficial owner of the notes who holds the notes as capital assets. The tax treatment of holders of the notes may vary depending upon their particular situations. Particular persons including, for example, insurance companies, tax exempt organizations, financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, and broker-dealers, may be subject to special rules not discussed below. If a partnership holds notes, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Prospective investors are urged to consult their own tax advisors regarding the particular U.S. federal tax consequences of holding and disposing of notes, as well as any tax consequences that may arise under the laws of any relevant foreign, state, local, or other taxing jurisdiction or under any applicable tax treaty.

TAX CONSEQUENCES OF THE EXCHANGE OFFER

     The exchange of old notes for new notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. U.S. holders and non-U.S. holders will not recognize any taxable gain or loss as a result of the exchange and will have the same tax basis and holding period in the new notes as they had in the old notes immediately before the exchange.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

  Payment of Interest

     Generally, interest we pay to you will not be subject to U.S. federal income tax, provided that this interest income is not effectively connected with your conduct of a United States trade or business, and will not be subject to United States federal withholding tax provided that:

     - you do not actually or constructively own 10% or more our of the combined voting power of all classes of our stock,

     - you are not, for U.S. federal income tax purposes, a controlled foreign corporation related to us within the meaning of the Internal Revenue Code,

     - you are not a bank receiving interest on a loan entered into in the ordinary course of its business within the meaning of the Internal Revenue Code, and

     - either (A) you provide a Form W-8BEN (or a suitable substitute form), signed under penalties of perjury that includes your name and address and certify as to your non-U.S. holder status in compliance with applicable law and regulations or (B) hold your notes through a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and that provides a statement signed under penalties of perjury in which it certifies to us or our agent that a Form W-8BEN (or suitable substitute), has been received by it from you or a qualifying intermediary and furnishes us or our agent with a copy thereof.

     If these conditions are not satisfied, then interest paid on the notes will be subject to U.S. federal withholding tax at a rate of 30% unless that rate is reduced or eliminated pursuant to an applicable tax treaty and you provide a properly completed and executed IRS Form W-8BEN.

  Sale, Exchange or Redemption of the Notes

     You generally will not be subject to U.S. federal income and withholding tax on any gain realized on the sale, exchange, redemption or other disposition of a note unless:

     - the gain is effectively connected with your conduct of a United States trade or business, or, under an applicable tax treaty, is attributable to a permanent establishment you maintain in the United States, or

     - if you are an individual, you are present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition and certain other requirements are met.

  Effectively Connected Income

     If the interest, gain or other income you recognize on a note is effectively connected with your conduct of a trade or business within the United States, you will be exempt from the withholding tax previously discussed if an appropriate statement is furnished, but generally will be subject to U.S. federal income tax on the interest, gain or other income at regular federal income tax rates. In addition to regular U.S. federal income tax, if you are a corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits, as adjusted for certain items, unless you qualify for a lower rate under an applicable tax treaty.

  U.S. Federal Estate Tax Considerations

     A note beneficially owned by an individual who is not a citizen or resident of the United States at the time of death will generally not be includable in the decedent's gross estate for U.S. federal estate tax purposes, provided that the beneficial owner did not at the time of death actually or constructively own 10% or more of the combined voting power of all classes of our stock entitled to vote, and provided that, at the time of the holder's death, payments with respect to that note would not have been effectively connected with the holder's conduct of a trade or business within the United States.

  Information Reporting and Backup Withholding Tax

     United States information reporting requirements and backup withholding tax generally will not apply to payments of interest and principal on a note if you provide the certification described in "Payment of Interest" or otherwise establish an exemption, provided that we do not have actual knowledge or reason to know that you are a United States person.

     Information reporting requirements and backup withholding tax generally will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a "broker." However, if the broker:

     - is a United States person,

     - derives 50% or more of its gross income from all sources for certain periods from the conduct of a United States trade or business,

     - is a controlled foreign corporation for United States tax purposes or

     - is a foreign partnership in which one or more United States persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or a foreign partnership that is engaged in a trade or business in the United States, payment of the proceeds will be subject to information reporting requirements unless the broker has documentary evidence in its records that you are a non-U.S. holder and certain other conditions are met, or you otherwise establish an exemption.

     Payment of the proceeds of any sale of a note to or through the United States office of a broker, whether foreign or United States, is subject to information reporting and backup withholding requirements, unless you provide the certification described in "Payment of Interest" or otherwise establish an exemption and the broker does not have actual knowledge or reason to know that you are a United States person or that the exemption conditions are not satisfied.

     Backup withholding is not an additional tax. Any amounts withheld from a payment to you under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is provided to the IRS.

     THIS DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON YOUR PARTICULAR SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                          CERTAIN ERISA CONSIDERATIONS

     The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to
Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements (each, a "Plan").

GENERAL FIDUCIARY MATTERS

     ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan.

     In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any similar law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws

     Any insurance company proposing to invest assets of its general account in the notes should consider the extent that such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent legislation or other guidance that has or may become available relating to that decision, including the enactment of Section 401(c) of ERISA by the Small Business Job Protection Act of 1996 and any related regulations.

PROHIBITED TRANSACTION ISSUES

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to Title I of ERISA or Section 4975 of the Code from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by a Plan with respect to which we, our affiliates or the Initial Purchaser is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under ERISA and/or the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of the notes. These class exemptions include PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment trusts, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. However, there can be no assurance that all of the conditions of any such exemptions will be satisfied, or, if satisfied, that the scope of the relief will cover all acts which might be construed as prohibited transactions.

     Because of the foregoing, the notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws whether pursuant to an applicable exemption or otherwise.

     The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any similar laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We have agreed that for 180 days after the closing of the exchange offer we will make this prospectus, as amended or supplemented, available to any broker-dealer that requests these documents from the Exchange Agent for use in
connection with resales of the new notes. In addition, until           , 2003,
all dealers effecting transactions in the new notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any resale of the new notes may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any resale of new notes and any commissions or concessions received by any persons deemed to be underwriters may be deemed to be underwriting compensation under the Securities Act. The enclosed letter of transmittal states that by acknowledging that it will deliver and be delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the closing of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

     Following completion of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to holders of old notes who did not exchange their old notes for new notes in the exchange offer on terms which may differ from those contained in the prospectus and the enclosed letter of transmittal. This prospectus, as it may be amended or supplemented from time to time, may be used by us in connection with any additional exchange offers. These additional exchange offers may take place from time to time until all outstanding old notes have been exchanged for new notes, subject to the terms and conditions in the prospectus and letter of transmittal distributed by us in connection with these additional exchange offers.

                                 LEGAL MATTERS

     The validity of the new notes will be passed upon for us by Andrews & Kurth L.L.P., Houston, Texas.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited the consolidated financial statements included in Transcontinental Gas Pipe Line Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, as set forth in their report, which is incorporated by reference in this Prospectus and elsewhere in the Registration Statement. Transcontinental Gas Pipe Line Corporation's financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

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--------------------------------------------------------------------------------

                                     [LOGO]

                              TRANSCONTINENTAL GAS
                             PIPE LINE CORPORATION

                                               , 2002

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Transcontinental Gas Pipe Line Corporation is empowered by Section 145 of the General Corporation Law of Delaware, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of Transcontinental Gas Pipe Line Corporation. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The By-laws of Transcontinental Gas Pipe Line Corporation provide for indemnification by it of its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. In addition, Transcontinental Gas Pipe Line Corporation has entered into indemnity agreements with its directors and certain officers providing for, among other things, the indemnification of and the advancing of expenses to such individuals to the fullest extent permitted by law, and, to the extent insurance is maintained, for the continued coverage of such individuals.

     Policies of insurance are maintained by Transcontinental Gas Pipe Line Corporation under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

     The following instruments and documents are included as Exhibits to this Registration Statement.

EXHIBIT
NUMBER                                    EXHIBIT
-------                                   -------
  4.1     --    Indenture, dated as of July 3, 2002, between the registrant and Citibank N.A. (incorporated by reference to Exhibit 4.1 to The Williams Companies, Inc. Form 10-Q for the quarterly period ended June 30, 2002 Commission File Number 1-4174)
  4.2     --    Registration Rights Agreement, dated July 3, 2002, by and
                among the registrant and Salomon Smith Barney Inc., and
                other parties listed therein, as Initial Purchasers.
  5.1     --    Opinion of Andrews & Kurth L.L.P., as to the validity of the new notes.
 10.1     --    Purchase Agreement between registrant and the parties listed therein, dated June 28, 2002.
 12.1     --    Statement re computation of ratios.
 23.1     --    Consent of Ernst & Young LLP.
 24.1     --    Power of Attorney (included on signature page).
 25.1     --    Statement of Eligibility and Qualification under the Trust
                Indenture Act of 1939, as amended, on Form T-1, of Wells
                Fargo Bank, N.A., as trustee.
 99.1     --    Form of Letter of Transmittal.
 99.2     --    Form of Notice of Guaranteed Delivery.

ITEM 22.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment theory thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered)and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (d) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

          (e) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)2 of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, on this 10 day of December, 2002.

                                          TRANSCONTINENTAL GAS PIPE LINE
                                          CORPORATION

                                          By:      /s/ JAMES C. BOURNE
                                            ------------------------------------
                                                      James C. Bourne
                                              Controller, Assistant Treasurer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Richard Carson and Richard Rodekhor (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 10, 2002.

                    SIGNATURE                                               TITLE
                    ---------                                               -----

              /s/ STEVEN J. MALCOLM                                 Chairman of the Board
 ------------------------------------------------
                Steven J. Malcolm


             /s/ J. DOUGLAS WHISENANT                                Director, President
 ------------------------------------------------                and Chief Executive Officer
               J. Douglas Whisenant                             (Principal Executive Officer)


               /s/ RICHARD RODEKHOR                                    Vice President
 ------------------------------------------------               (Principal Financial Officer)
                 Richard Rodekhor                                         Treasurer


               /s/ JAMES C. BOURNE                                       Controller
 ------------------------------------------------              (Principal Accounting Officer)
                 James C. Bourne                                     Assistant Treasurer

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                    EXHIBIT
-------                                   -------
  4.1     --    Indenture, dated as of July 3, 2002, between the registrant and Citibank N.A. (incorporated by reference to Exhibit 4.1 to The Williams Companies, Inc. Form 10-Q for the quarterly period ended June 30, 2002 Commission File Number 1-4174)
  4.2     --    Registration Rights Agreement, dated July 3, 2002, by and
                among the registrant and Salomon Smith Barney Inc., and
                other parties listed therein, as Initial Purchasers.
  5.1     --    Opinion of Andrews & Kurth L.L.P., as to the validity of the new notes.
 10.1     --    Purchase Agreement between registrant and the parties listed therein, dated June 28, 2002.
 12.1     --    Statement re computation of ratios.
 23.1     --    Consent of Ernst & Young LLP.
 24.1     --    Power of Attorney (included on signature page).
 25.1     --    Statement of Eligibility and Qualification under the Trust
                Indenture Act of 1939, as amended, on Form T-1, of Wells
                Fargo Bank, N.A., as trustee.
 99.1     --    Form of Letter of Transmittal.
 99.2     --    Form of Notice of Guaranteed Delivery.